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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 033-63983, 333-40555, 333-63911, 333-66717, 333-69677, 333-74509
and 333-91903) of Odetics, Inc. and in the related Prospectuses, and in the Registration Statements (Form S-8 Nos. 333-05735, 333-44907 and 333-30396) of our report dated May 15, 2000, except for the last paragraph of Note 15, as to which the date is June 12, 2000, with respect to the consolidated financial statements and schedule of Odetics, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2000.


                                                /s/ ERNST & YOUNG LLP


Orange County, California
June 27, 2000